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                               SIDLEY & AUSTIN
               A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

   DALLAS                  One First National Plaza             WASHINGTON, D.C.
   ------                   Chicago, Illinois 60603                  ------
LOS ANGELES                  Telephone 312 853 7000                  LONDON
   ------                    Facsimile 312 853 7036                  ------
  NEW YORK                                                          SINGAPORE
                                                                     ------
                                Founded 1866                          TOKYO

WRITER'S DIRECT NUMBER                                   WRITER'S E-MAIL ADDRESS




                                October 22, 1998



Tribune Company
435 North Michigan Avenue
Chicago, Illinois  60611

          Re:  Registration Statement on Form S-3
               $500,000,000 Aggregate Initial Public
               Offering Price of Debt Securities and
               Warrants to Purchase Debt Securities
               -------------------------------------


Ladies and Gentlemen:

          We refer to the Registration Statement on Form S-3 (the "Registration Statement") being filed by Tribune Company, a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the shelf registration of $500,000,000 aggregate initial public offering price of the Company's debt securities (the "Debt Securities") and warrants to purchase Debt Securities (the "Warrants"). The Debt Securities are to be issued under the Indenture dated as of January 1, 1997 (the "Indenture") between the Company and Bank of Montreal Trust Company, as trustee (the "Trustee"). Any Warrants are to be issued under a Warrant Agreement, the form of which was filed as Exhibit 4.3 to the Company's Registration Statement on Form S-3, Registration No. 33-45793 (each, a "Warrant Agreement").

          We are familiar with the proceedings to date with respect to the proposed issuance and sale of the Debt Securities and the Warrants and have examined such records, documents and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion.
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SIDLEY & AUSTIN                                                         CHICAGO

  Tribune Company
  October 22, 1998
  Page 2


          Based on the foregoing, we are of the opinion that:

          1. Each series of Debt Securities will be legally issued and binding obligations of the Company (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a Prospectus Supplement (including any Pricing Supplement) with respect to such series of Debt Securities shall have been filed with the SEC pursuant to Rule 424 under the Securities Act; (iii) the Company's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of such series of Debt Securities as contemplated by the Registration Statement and the Indenture; and (iv) such series of Debt Securities shall have been duly executed and authenticated as provided in the Indenture and such resolutions and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

          2. Each issue of Warrants will be legally issued and binding obligations of the Company (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and a Warrant Agreement relating to such issue of Warrants shall have been duly executed and delivered by the Company and the Warrant Agent named in such Warrant Agreement; (ii) a Prospectus Supplement (including any Pricing Supplement) with respect to such issue of Warrants shall have been filed with the SEC pursuant to Rule 424 under the Securities Act; (iii) the Company's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of such issue of Warrants as contemplated by the Registration Statement and such Warrant Agreement; and (iv) such issue of Warrants shall
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SIDLEY & AUSTIN                                                         CHICAGO

  Tribune Company
  October 22, 1998
  Page 3

     have been duly executed and countersigned as provided in such Warrant Agreement and such resolutions and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

          This opinion letter is limited to the General Corporation Law of the State of Delaware, the laws of the State of Illinois and the federal laws of the United States of America.

          For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of each series of Debt Securities or each issue of Warrants, as the case may be: (i) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; (ii) in the case of the issue of Debt Securities, the Indenture will not have been modified or amended; (iii) in the case of the issue of Warrants, the terms and conditions of such Warrants and the related Warrant Agreement will be as expressly contemplated by the Registration Statement; and
(iv) the Certificate of Incorporation and By-laws of the Company, as currently in effect, will not have been modified or amended and will be in full force and effect.

          We do not find it necessary for the purposes of this opinion letter to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states or the District of Columbia to sales of the Debt Securities or the Warrants.

          We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to the reference to our firm included under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the related Rules promulgated by the SEC.



                                                  Very truly yours,


                                                  Sidley & Austin